UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2022

UNITED BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-16540	34-1405357
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

201 South 4th Street, Martins Ferry, Ohio	43935-0010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 633-0445

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00	UBCP	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On September 29, 2022, FORVIS, LLP (“FORVIS”) was dismissed as the independent registered public accounting firm for United Bancorp, Inc. (the “Company”) effective immediately. FORVIS is a product of the 2022 merger between BKD, LLP and Dixon Hughes Goodman, LLP. The decision to dismiss FORVIS was approved by the Audit Committee of the Board of Directors of the Company. The basis for the dismissal of FORVIS is its pending acquisition of ProBank Austin (“ProBank”), which will become effective on October 1, 2022. ProBank is a nationally respected provider of loan review, regulatory compliance, asset/liability and interest rate risk management, and capital advisory services to financial institutions. ProBank is currently retained by Unified Bank, the Company’s wholly-owned commercial bank subsidiary, which engagement will effectively eliminate the independence of FORVIS under applicable SEC requirements and accounting guidance immediately upon the consummation of such acquisition.

During the years ended December 31, 2021 and 2020 and the subsequent interim period through September 29, 2022, there were no: (1) disagreements with FORVIS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.

The audit reports of FORVIS on the consolidated financial statements of the Company as of and for the years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Before filing this Current Report on Form 8-K with the SEC, the Company provided FORVIS with a copy of the disclosures contained in this Item 4.01. The Company has requested that FORVIS issue a letter, addressed to the SEC, stating whether or not FORVIS agrees with the statements contained in this Item 4.01(a). A copy of FORVIS’s letter dated September 30, 2022, addressed to the SEC, is filed as Exhibit 16 to this Current Report on Form 8-K.

On September 29, 2022 the Company’s Audit Committee also approved the appointment of S.R. Snodgrass, P.C. (“Snodgrass”) as the Company's new independent registered public accounting firm to perform independent audit services for the fiscal year ending December 31, 2022, subject to completion of Snodgrass' standard client acceptance procedures and execution of an engagement letter. During the fiscal years ended December 31, 2021 and 2020 and through September 29, 2022, neither the Company, nor anyone acting on its behalf, consulted Snodgrass regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Snodgrass that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description

16	Letter of FORVIS, LLP dated September 30, 2022

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2022	United Bancorp, Inc.

/s/ Scott A. Everson
Scott A. Everson, Chief Executive Officer